Exhibit 99.1

Contact: Matthew P. Deines President & CEO (360) 457-0461

First Northwest Bancorp and First Fed Announce the Retirement of Jennifer Zaccardo from Boards of Directors

PORT ANGELES, Wash., July 09, 2024 (GLOBE NEWSWIRE) -- First Fed Bank and its holding company, First Northwest Bancorp (NASDAQ: FNWB) (collectively the “Company”), announced the retirement of Jennifer Zaccardo from the Company’s Boards of Directors, effective July 02, 2024.

“On behalf of the Board of Directors we thank Jennifer for her many years of valuable service, and we wish her the very best as she enters retirement,” said Cindy Finnie, Board Chair of FNWB and First Fed.

Zaccardo served on the First Fed Board for 13 years and the FNWB Board for 9 years, bringing a wealth of knowledge and dedication to the Company’s growth and success. She also recently served as Vice Chair of both boards from June 2022 to June 2023.

Zaccardo expressed appreciation of her fellow board members, stating, “It has been an honor to serve on the Board of such a forward-thinking and community-focused institution. I am proud of what we have achieved together and confident that First Fed will continue to thrive and make a positive impact.”

Previously, Zaccardo served as the President and Treasurer at Baker, Overby & Moore, Inc., a public accounting firm with which she has been affiliated since 1983. Zaccardo is also a past President and Treasurer of the Peninsula College Foundation Board of Governors and served on the Quillayute Valley School Board of Directors for 10 years. She is a member of both The American Institute of Certified Public Accountants and the Washington Society of Certified Public Accountants.

The Boards, through the Nominating and Corporate Governance Committee, are actively engaged in ongoing recruiting efforts and have identified several potential candidates that offer the diversity, skills, and experience appropriate for Board membership. The Committee will also determine whether adding a new Board member is in the best interest of the Bank at this time.

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business activity of its subsidiary, First Fed Bank, along with other fintech partnerships. First Fed is a small business-focused financial institution which has served its customers and communities since 1923. Currently First Fed has 17 locations in Washington state including 12 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small business, and commercial customers. Additionally, First Fed focuses on strategic partnerships with financial technology (“fintech”) companies to develop and deploy digitally focused financial solutions to meet customers’ needs on a broader scale. FNWB also invests in fintech companies directly as well as through select venture capital partners. In 2022, the Company made a minority investment in Meriwether Group, a boutique investment banking and accelerator firm. First Northwest Bancorp was incorporated in 2012. The Company completed its initial public offering in 2015 under the ticker symbol FNWB and is headquartered in Port Angeles, Washington.

First Fed Bank was recognized by Puget Sound Business Journal as a Best Workplace and top Corporate Philanthropist in 2023. By popular vote, First Fed received 2023 awards for Best Bank in the Best of the Northwest, Best Bank in Readers’ Choice by Cascadia Daily News, Best Bank and Best Financial Advisor in Best of the Peninsula for Clallam County. Also, the community bank received a best-in-state bank award from Forbes in 2021. First Fed is a Member FDIC and equal housing lender.

First Northwest Bancorp press release

July 9, 2024

Forward Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission ("SEC")-which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Note: Transmitted on Globe Newswire on July 9, 2024 at 1:00 p.m. PDT.